SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of Report: September 23, 2004

                          Corgenix Medical Corporation
             (Exact Name of registrant as specified in its charter)


       Colorado             000-24541            93-1223466
   (State or other       Commission File      I.R.S. Employer
   jurisdiction of           Number)        Identification No.)
    incorporation)

12061 Tejon St.
Westminster, Colorado 80234
(Address, including zip code, of principal executive offices)

(303) 457-4345
(Registrant's telephone number including area code)

      Item 1.01. Entry Into Material Definitive Agreement

      Corgenix Medical Corporation and Genesis Bioventures, Inc. have agreed to an extension to the existing Amended and Restated Agreement and Plan of Merger between the two companies extending the closing date to on or before February 28, 2005. The final form of the extension has not been determined and will be filed upon execution.


                                     SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      DATED, this 24th day of September, 2004.

                                    Corgenix Medical Corporation
                                    By:  /s/ Douglass T. Simpson
                                           Douglass T. Simpson
                                           President